UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2008
Commission File Number 1-13102
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	36-3935116
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

311 S. Wacker Drive, Suite 4000,	60606
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)
(312) 344-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     During the period from January 1, 2008 to March 31, 2008, we sold 38 industrial properties comprising approximately 3.2 million square feet of Gross Leasable Area (“GLA”) that meet the criteria established by the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”) to be included in discontinued operations. Two of these 38 properties were classified as held for sale at December 31, 2007 and were already included in discontinued operations. In addition, at March 31, 2008, we classified 22 industrial properties comprising approximately 1.2 million square feet of GLA as held for sale. In accordance with FAS 144, the results of operations of these 22 industrial properties held for sale at March 31, 2008 are included in discontinued operations.
     FAS 144 requires that we report the results of operations and gains/(losses) on the sale of industrial properties sold and the results of operations from properties that are classified as held for sale at March 31, 2008 as income from discontinued operations for each period presented in our quarterly report filed on Form 10-Q for the first quarter ended March 31, 2008. We are filing this Form 8-K to reclassify the results of operations of the sold industrial properties that previously were not classified as held for sale at December 31, 2007 and the industrial properties held for sale at March 31, 2008 as discontinued operations in our historical financial statements for each of the years ended December 31, 2007, 2006, 2005, 2004, and 2003. This reclassification has no effect on our reported net income available to common stockholders.
     This report on Form 8-K updates certain information in Items 6, 7, 8 and 15 of our Annual Report on Form 10-K for the year ended December 31, 2007 to reflect the reclassification of operations from properties sold from January 1, 2008 to March 31, 2008 that were not previously classified as held for sale at December 31, 2007 and industrial properties held for sale at March 31, 2008 that were not previously classified as held for sale at December 31, 2007 as discontinued operations for all periods presented. As a matter of convenience, we have provided a complete restatement of the updated items, incorporating the necessary changes. All other items of the Annual Report on Form 10-K for the year ended December 31, 2007 remain unchanged. No attempt has been made to update matters in our Annual Report on Form 10-K for the year ended December 31, 2007 except to reflect the retrospective adjustment requirements of FAS 144. Readers should refer to our quarterly report on Form 10-Q and current reports on Form 8-K for periods subsequent to December 31, 2007 for further information.
     Unless the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to First Industrial Realty Trust, Inc., First Industrial, L.P. and their other controlled subsidiaries. We refer to our operating partnership, First Industrial, L.P., as the “Operating Partnership,” and our taxable REIT subsidiary, First Industrial Investment, Inc., as the “TRS.”

Item 9.01. Financial Statements and Exhibits
     (c) Exhibits:

Exhibits	Description
23.1*	Consent of PricewaterhouseCoopers LLP.

99.1*	Revised “Item 6. Selected Financial Data” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to reflect the impact of the reclassification described in Item 8.01 of this Form 8-K.

99.2 *	Revised “Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to reflect the impact of the reclassification described in Item 8.01 of this Form 8-K.

99.3 *	Revised “Item 8. Financial Statements and Supplementary Data” and “Item 15. Exhibits and Financial Statement Schedules” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to reflect the impact of the reclassification described in Item 8.01 of this Form 8-K.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Michael W. Brennan
Michael W. Brennan
President, Chief Executive Officer and Director (Principal Executive Officer)

Date: July 1, 2008

By:	/s/ Michael J. Havala
Michael J. Havala
Chief Financial Officer (Principal Financial Officer)

Date: July 1, 2008

By:	/s/ Scott A. Musil
Scott A. Musil
Chief Accounting Officer (Principal Accounting Officer)

Date: July 1, 2008

4